Annex A

EXHIBIT A

[FORM OF FACE OF RECEIPT]

THE OWNER OF THIS AMERICAN DEPOSITARY RECEIPT MAY NOT BE ENTITLED TO EXERCISE ANY VOTING RIGHTS WITH RESPECT TO THE SERIES A SHARES AND SERIES D-A SHARES OF TV AZTECA, S.A. DE C.V. REPRESENTED BY THE ORDINARY PARTICIPATION CERTIFICATES REPRESENTED BY THE AMERICAN DEPOSITARY SHARES EVIDENCED BY THIS AMERICAN DEPOSITARY RECEIPT.

Number

___________________________

AMERICAN DEPOSITARY SHARES (EACH REPRESENTING A FINANCIAL INTEREST IN SIXTEEN ORDINARY PARTICIPATION CERTIFICATES, EACH REPRESENTING A FINANCIAL INTEREST IN, AND CERTAIN VOTING RIGHTS WITH RESPECT TO, ONE SERIES A SHARE, ONE SERIES D-A SHARE AND ONE SERIES D-L SHARE)

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY PARTICIPATION CERTIFICATES

ISSUED BY

NACIONAL FINANCIERA, S.N.C. , as trustee for a Mexican trust representing

FINANCIAL INTERESTS IN, AND CERTAIN VOTING RIGHTS WITH

RESPECT TO, ONE SERIES A SHARE, ONE SERIES D-A SHARE,

AND ONE SERIES D-L SHARE OF TV AZTECA, S.A. DE C.V.

(Incorporated under the laws of The United Mexican States)

THE BANK OF NEW YORK, a New York banking corporation, as Depositary (the "Depositary"), hereby certifies that ______________ is the owner of ____________ American Depositary Shares ("ADSs"), each representing sixteen deposited Ordinary Participation Certificates ("CPOs") (or evidence of rights to receive CPOs), each CPO representing a financial interest in, and certain voting rights with respect to, one Series A Share, without par value, one Series D-A Share, without par value, and one Series D-L Share, without par value (each a "Share") of TV AZTECA, S.A. DE C.V., incorporated under the laws of Mexico (sociedad anónima de capital variable) (the "Company").  The CPOs are issued by the trust (the "CPO Trust") created under the Trust Agreement dated August 11, 1997 between the Company, as Grantor, and Nacional Financiera, S.N.C., as trustee (the "CPO Trustee").  At the date of the Deposit Agreement, one ADS represents sixteen (16) CPOs deposited under the Deposit Agreement (hereinafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is the principal Mexico D.F. office of Nacional Financiera, S.N.C.  The terms "deposit", "surrender" or "delivery", when used with respect to CPOS, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account maintained by institutions authorized under Mexican law to effect transfer of securities (including, but not limited to, Indeval).

Dated:

THE BANK OF NEW YORK

as Depositary

By:

Authorized Signatory

Countersigned:

By:

Authorized Signatory

THE ADDRESS OF THE DEPOSITARY'S OFFICE IS 101 BARCLAY STREET,

NEW YORK, NEW YORK 10286.

1.

The Deposit Agreement.  This American Depositary Receipt is one of an issue (the "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of August 15, 1997, as amended and restated as of April 22, 1998 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all owners from time to time of Receipts issued thereunder (the "Owners"), each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof.  The Deposit Agreement sets forth the rights and obligations of Owners and the rights and duties of the Depositary in respect of CPOs deposited thereunder and any and all other securities, property and cash received at any time in respect or in lieu of such CPOs and held thereunder (such CPOs, securities, property and cash, collectively, "Deposited Securities").  Copies of the Deposit Agreement and the Company's Estatutos (the "Estatutos") are on file at the office of the Depositary for the administration of its American depositary receipt business (the "Depositary's Office") and with the Securities and Exchange Commission.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement, and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

2.

Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender at the Depositary's Office of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of Receipts against withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Estatutos and the Deposited Securities, the Owner of such Receipt shall be entitled to (i) with respect to the CPOs evidenced by such Receipt, electronic transfer, through Indeval, of such CPOs to an account in the name of the Owner or such other name as the Owner may direct and (ii) physical delivery, to or upon the order of such Owner, of any other Deposited Securities at the time evidenced by such Receipt.

Delivery of such Deposited Securities (other than the CPOs) may be made by the delivery of certificates in the name of such Owner or as ordered by such Owner or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause (i) the electronic transfer of the CPOs represented by such Receipt to an account in the name of the Owner or such other name as the Owner may direct and (ii) cause the Deposited Securities (other than CPOs) being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the Mexico City office of the Custodian, subject to Sections 2.06, 3.01, 3.02 and 3.04 of the Deposit Agreement and pursuant to the other terms and conditions of the Deposit Agreement and the Estatutos, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the Deposited Securities (including evidence of transfer of the CPOs) at the time evidenced by such Receipt, except that the Depositary may, in its discretion, make delivery to such person or persons at the Depositary's Office of any evidence of transfer, cash, dividends, distributions or rights with respect to the Deposited Securities evidenced by such Receipt, or of any proceeds of sale of any such cash, dividends, distributions or rights, which may at the time be held by the Depositary.  At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property comprising, and to forward any certificate or certificates and other proper documents of title for, the Deposited Securities (including evidence of transfer of the CPOs) evidenced by such Receipts to the Depositary for delivery at the Depositary's Office.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

3.

Transfer of Receipts, Combinations and Split-ups of Receipts; Limitations. The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender at any of its designated transfer offices of a Receipt by the Owner in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.  The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary, the Company, the CPO Trustee or the Custodian may require (i) payment from the Owner, the presenter of the Receipt or the depositor of CPOs, of a sum sufficient to reimburse it for any tax, duty or other governmental charge payable with respect thereto (including any such tax, duty or other governmental charge with respect to CPOs being deposited, to the Receipts being issued or to the Deposited Securities being withdrawn) and any transfer or registration fees in effect for the registration or registration of transfers of CPOs generally on the CPO register of the CPO Trust (or the appointed agent of the CPO Trust for transfer and registration of CPOs); (ii) payment of any applicable fees as provided in the Deposit Agreement; (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iv) compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

Any person depositing CPOs or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information relating to the registration on the books of the CPO Trust (or the appointed agent of the CPO Trust for transfer and registration of CPOs) of the CPOs presented for deposit, to execute and deliver to the Depositary or the Custodian such certificates, and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities underlying such Receipt until the foregoing is accomplished to the Depositary's reasonable satisfaction.

The delivery of Receipts against deposits of CPOs generally may be suspended, or the delivery of Receipts against the deposit of particular CPOs may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary, the Share register of the Company or the CPO register of the CPO Trust are closed, or if any such action is deemed necessary or advisable by the Depositary, the Company or the CPO Trustee at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or any securities exchange on which the Receipts or Shares are listed, or under any provision of the Receipts or of the Deposit Agreement, or for any other reason.

Notwithstanding the foregoing sentence or any provision of this Receipt or the Deposit Agreement to the contrary, Owners shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I(A)(1) of the General Instructions (or any successor provision thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933.

The Depositary will not knowingly accept for deposit under the Deposit Agreement any CPOs, the Shares underlying which, if sold by the holder thereof in the United States (as defined in Regulation S under the Securities Act of 1933), would be subject to the registration provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Shares or such sale would be exempt from such registration provisions.  The Depositary shall comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any CPOs identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

The Depositary may issue Receipts against rights to receive CPOs from the CPO Trust (or the appointed agent of the CPO Trust for transfer and registration of CPOs).  No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of CPOs pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver CPOs upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of CPOs in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to  be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the CPOs or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such CPOs or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such CPOs or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such CPOs or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of CPOs not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the CPOs deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver CPOs or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, con

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

4.

Liability of Owner for Taxes.  Any tax, duty or other governmental charge or expense payable by the Custodian, the Depositary or the nominee or nominees of either as the registered holder of any Deposited Securities underlying this Receipt shall be payable by the Owner hereof, who shall pay the amount thereof to the Depositary.  The Depositary may refuse to effect any registration of transfer of this Receipt or any transfer and withdrawal of Deposited Securities underlying this Receipt until such payment is made, and may withhold any cash dividends or other cash distributions constituting Deposited Securities underlying this Receipt, or may sell for the account of the Owner hereof any part or all of the other Deposited Securities underlying this Receipt, and may apply such cash or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), the Owner hereof remaining liable for any deficiency.

5.

Warranties on Deposit of CPOs.  Every person depositing CPOs under the Deposit Agreement shall be deemed thereby to represent and warrant that such CPOs are validly issued and outstanding, fully paid, non-assessable and free of preemptive rights, and that the person making such deposit is duly authorized so to do.  Every such person (other than the Company) shall also be deemed to represent that the deposit of CPOs or the sale of the Receipts issued upon such deposit is not restricted under the securities laws of the United States.  All such representations and warranties shall survive the deposit or withdrawal of CPOs and issuance or cancellation of Receipts therefor.

6.

Charges of Depositary.  The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The following charges shall be incurred by any party depositing or withdrawing CPOs or by any Owner surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement, but excluding, for the avoidance of doubt, the Series A Shares and the Series L Shares received on conversion of the Series D-A Shares and the Series D-L Shares, respectively), whichever applicable, (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of CPOs generally on the CPO register of the CPO Trust (or the appointed agent of the CPO Trust for transfer and registration of CPOs) and applicable to transfers of CPOs to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency into U.S. dollars pursuant to Section 4.05 of the Deposit Agreement, (5) a fee not in excess of $5.00 or less per 100 ADSs (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, the execution and delivery Receipts pursuant to Section 4.03 and the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement and (6) a fee for the distribution of proceeds pursuant to Section 4.04 of the Deposit Agreement, such fee (to be deducted from such proceeds) being in an amount equal to the fee for the issuance of ADSs referred to above which would have been charged as a result of the deposit by Owners of CPOs received in exercise of rights distributed to them pursuant to Section 4.04 of the Deposit Agreement but which rights are instead sold by the Depositary, and the net proceeds distributed.

7.

Title to Receipts.  It is a condition of this Receipt, and every successive Owner hereof by accepting or holding this Receipt consents and agrees, that title to this Receipt (and to the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company, the CPO Trustee and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

8.

Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized signatory or, if a Receipt Registrar shall have been appointed, by the manual signature of a duly authorized signatory of such Receipt Registrar or any co-registrar.

[FORM OF REVERSE OF RECEIPT]

9.

Dividends and Distributions.  Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05 of the Deposit Agreement, as soon as possible convert such dividend or distribution into U.S. dollars and shall distribute as soon as possible the amount thus received to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the CPO Trustee, the Depositary or the Custodian shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner of Receipts for ADSs representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Owner a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Owners of Receipts then outstanding.

Subject to the applicable provisions of the Deposit Agreement, whenever the Depositary shall receive any distribution other than cash or CPOs or rights to subscribe to additional CPOs or Shares underlying CPOs upon any Deposited securities, the Depositary shall cause the securities or property received by it to be distributed promptly to the Owners entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including any securities law requirement or any requirement that the Company, the CPO Trustee or the Depositary or the Custodian withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, CPOs (including Shares underlying the CPOs), subject to the applicable provisions of the Deposit Agreement, the Depositary may, with the approval of the Company and the CPO Trustee, and shall, if the Company shall so request, distribute promptly to the Owners of outstanding Receipts entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of ADSs representing the number of CPOs received as such dividend or distribution.  In lieu of delivering Receipts for fractional ADSs in any such case, the Depositary shall sell the amount of CPOs or request the CPO Trustee to sell the number of Shares underlying such CPOs, represented by the aggregate of such fractions and distribute promptly the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement.  If additional Receipts are not so distributed, each ADS shall thenceforth also represent the additional CPOs distributed upon the Deposited Securities represented thereby.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities an option to elect to receive dividends in fully paid CPOs (including Shares underlying the CPOs) instead of cash, the Depositary and the Company agree to consult to determine whether such option will be made available to the Owners of Receipts and, if such option is to be made available to Owners, the procedures to be followed.

In the event that the Company shall offer or cause to be offered to the Owners of any Deposited Securities any rights to subscribe for additional CPOs (including right to subscribe for additional Shares underlying CPOs) or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Owners of Receipts or in disposing of such rights on behalf of such Owners and making the net proceeds available in U.S. dollars to such Owners; provided, however, that the Depositary will, if requested by the Company, take action as follows (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Owners by means of warrants or otherwise, the Depositary shall distribute promptly warrants or other instruments therefor in such form as it may determine to the Owners entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners; or (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary will use its best efforts to sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and will allocate the proceeds of such sales for account of the Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions, the date of delivery of any Receipt or Receipts or otherwise.

If a registration statement under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Company to offer such rights to Owners and sell the securities represented by such rights, the Depositary will not offer such rights to Owners having an address in the United States (as defined in Regulation S) unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to such Owners are exempt from registration under the provisions of such Act.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall, as soon as possible, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars, and such U.S. dollars shall be distributed as soon as possible to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such U.S. dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise and shall be net of any expenses of conversion into U.S. dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall promptly file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Owners entitled to receive the same uninvested and without liability for interest thereon.

10.

Record Dates.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of CPOs that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of CPOs (including notices of any meeting of holders of the Shares underlying the CPOs) or other Deposited Securities, the Depositary shall, after consultation with the Company or the CPO Trustee, as the case may be, fix a record date, which date shall, to the extent practicable, be the same as the record date fixed by the Company or the CPO Trustee, as the case may be, for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to receive ADSs that will represent the changed number of CPOs.  Subject to the provisions of sections 4.01 through 4.04 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to give voting instructions in proportion to the number of ADSs held by them, respectively.

11.

Voting of Deposited Securities. As soon as practicable after the receipt by the Depositary of notice of any meeting of holders of CPOs, Series A Shares, Series D-A Shares or Series D-L Shares (or, after conversion upon the tenth anniversary of the CPO Trust, the Series L Shares) underlying the CPOs, which notice shall be furnished to the Depositary by the Company pursuant to the terms of Section 5.06 under the Deposit Agreement, the Depositary will mail or cause to be mailed the information contained in such notice of meeting to all record holders of ADRs.  Owners at the close of business on the date specified by the Depositary pursuant to Section 4.06 of the Deposit Agreement are entitled, subject to any applicable provisions of Mexican law and of the Estatutos of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the CPOs and the underlying Shares represented by their respective ADRs.  The Depositary will endeavor, insofar as practicable, to vote the CPOs and the underlying Shares so represented in accordance with any such written instructions.

Mexican nationals and Mexican corporations, the charters of which contain a prohibition on ownership by non-Mexicans of the corporation's capital stock ("Eligible Mexican Owners"), are entitled to exercise voting rights with respect to the Series A Shares, the Series D-A Shares and the Series D-L Shares and, after conversion, the Series L Shares underlying the CPOs represented by their ADSs.  Owners who are non-Eligible Mexican Owners may exercise voting rights only with respect to the Series D-L Shares, and, after conversion, the Series L Shares underlying the CPOs represented by their ADSs, and may not direct the CPO Trustee as to how to vote the Series A Shares or the Series D-A Shares represented by CPOs or attend shareholders' meetings of the Company.  Under the terms of the CPO Trust Agreement, the CPO Trustee will exercise all voting rights relating to the Series A Shares or the Series D-A Shares represented by CPOs held by non-Eligible Mexican Owners in the same manner as the majority of the Series A shares or the Series D-A Shares outstanding and held by Eligible Mexican Owners (directly or through the CPO Trust) are voted at the relevant meeting.

The Company, the CPO Trustee and the Depositary shall use their reasonable efforts to implement arrangements as will enable Eligible Mexican Owners of ADSs, who can provide evidence reasonably satisfactory to the Depositary, the CPO Trustee and the Company to such effect, to cause to be voted the Series A Shares or the Series D-A Shares underlying the CPOs represented by such ADSs.

If the Depositary does not receive instructions from a non-Eligible Mexican Owner of ADSs regarding the underlying Series D-L Shares of the converted Series L Shares, or from an Eligible Mexican Owner or ADSs regarding the underlying Series A Shares, the Series D-A Shares, the Series D-L Shares, or the converted Series L Shares on or before the date established by the Depositary for such purpose, the Depositary shall take such action as is necessary to cause the underlying Series A Shares, Series D-A Shares, Series D-L Shares or the converted Series L Shares, as the case may be, to be counted for the purposes of satisfying applicable quorum requirements.  The Depositary will vote such shares in the same manner as the majority of Series A Shares, Series D-A Shares, Series D-L Shares or the converted Series L Shares, as the case may be, are voted at the relevant meeting.

Owners of ADSs will not be entitled to attend CPO General Meetings, but will be entitled to instruct the Depositary as to the manner of voting the CPOs represented by ADSs at any CPO General Meeting for purposes of exercising any individual rights of a CPO holder under Mexican law.

12.

Changes Affecting Deposited Securities.  Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities, including, without limitation, the Series A Shares and the Series L Shares into which the Series D-A Shares and the Series D-L Shares, respectively, will be converted on the tenth anniversary of the CPO Trust,  shall be treated as new Deposited Securities under the Deposit Agreement, and ADSs shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case, the Depositary may with the approval of the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of CPOs, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such Deposited Securities.

13.

Reports; Inspection of Transfer Books.  The Depositary shall make available for inspection by Owners at the Depositary's Office or at any other designated transfer offices, English language versions of any reports and communications received from the Company or the CPO Trustee which are both (a) received by the Depositary or the Custodian or the nominee of either of them as the holder of the Deposited Securities or by the CPO Trustee as the holder of the Shares underlying the CPOs, and (b) made generally available to the holders of such Deposited Securities (including the Shares underlying the CPOs) by the Company or the CPO Trustee.  The Depositary shall also send to Owners English language versions of such reports when furnished by the Company as provided in Section 5.06 of the Deposit Agreement.  The Depositary will keep books at such transfer office for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Owners, the CPO Trustee and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the Receipts, the CPOs, the Shares or the Estatutos.

14.

Withholding.  Notwithstanding any other provision of the Deposit Agreement, if the Depositary determines that any distribution in property (including CPOs, and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including CPOs, and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Owners entitled thereto in the manner described in Sections 4.01 and 4.02 of the Deposit Agreement.

15.

Liability of the Depositary v. the Company and the CPO Trustee.  Neither the Depositary nor the Company nor the CPO Trustee, nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner of this Receipt if, by reason of any provision of any present or future law of the United States, the United Mexican States or any country or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Estatutos, the CPO Trust Agreement, the CPO Deeds or the Deposited Securities or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company or the CPO Trustee or any of their respective directors, employees, agents or affiliates shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company or the CPO Trustee or any of their respective directors, employees, agents or affiliates incur any liability to any Owner by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided or contemplated shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or the Estatutos, or the CPO Trust Agreement or the CPO Deeds.

The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Owners (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to use its reasonable efforts exercised in good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.  The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Owners, except that it agrees to use its reasonable efforts exercised in good faith in the performance of its obligations set forth in the Deposit Agreement.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting CPOs for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  Subject to the Estatutos and the Deposit Agreement, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.  The Depositary shall not be liable to Owners for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment in good faith while it acted as Depositary.

The Company has agreed to indemnify the Depositary and the Custodian from and against any liability or expense (including reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, ADSs or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and of this Receipt, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, and, except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the CPOs represented by the ADSs or the Shares represented thereby, or omissions from such information or (ii) by the Company or any of its agents.

The indemnities contained in the Deposit Agreement and described in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-release (it being understood, for the avoidance of doubt, that the foregoing shall not apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of ADSs, except to the extent any such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or Custodian, as applicable, expressly for use in any of the foregoing documents, or omissions from such information).

The Depositary has agreed to indemnify the Company and to hold it harmless from any liability or expense (including fees and expenses of counsel) which may arise out of (i) acts performed or omitted to be performed by the Depositary or Custodian due to their negligence or bad faith or (ii) breach of the Deposit Agreement or (iii) any Pre-release (it being understood, for the avoidance of doubt, that the indemnity contained in this clause (iii) does not extend to any liability or expense arising out of or in connection with any misstatement or omission or alleged misstatement or omission relating to the description of the Deposit Agreement or the facility created thereby in any document filed with the Commission, except to the extent that such liability or expense arises out of or is in connection with any misstatement or omission in any information relating to the Depositary or the Custodian, as the case may be, furnished in writing to the Company by the Depositary or the Custodian, as the case may be, for use in such document).

16.

Resignation and Removal of Depositary.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment provided in the Deposit Agreement.

17.

Amendment of Deposit Agreement and Receipts.  The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes (including, without limitation, stamp taxes) and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts, provided that any amendments which do not impose or increase any fees or charges to be borne by Owners shall be deemed not to prejudice any substantial rights of Owners.  Every Owner of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts, or both of them, as applicable, as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

18.

Termination of the Deposit Agreement.  The Depositary shall at any time at the direction of the Company (which shall be confirmed in writing) terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  The Depositary may terminate the Deposit Agreement if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in section 5.04 of the Deposit Agreement, such termination to become effective by the Depositary mailing notice of such termination to Owners of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  If any Receipts remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall, in accordance with and subject to the provisions of the Deposit Agreement, (a) continue to collect dividends and other distributions pertaining to Deposited Securities, (b) sell rights as provided in the Deposit Agreement and (c) continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held by it under the Deposit Agreement and may thereafter hold the uninvested net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash, after deducting, in each case, the applicable fees and expenses of the Depositary and applicable taxes or governmental charges and except as provided in Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 thereof.

19.

Disclosure of Interests.  To the extent that provisions of or governing any Deposited Securities (including, in the case of CPOs, the Shares underlying such CPOs), the Estatutos or applicable law may require the disclosure of beneficial or other ownership of Deposited Securities, other CPOs and other securities to the Company or the CPO Trustee and provide for blocking of Owners' transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts to comply with Company or CPO Trustee instructions, as the case may be, as to Receipts in respect of any such enforcement or limitation.  Owners shall comply with all such disclosure requirements and shall cooperate with the Depositary's compliance with such instructions and by their holding of Receipts are deemed to consent to any such limitation or blocking of rights.

20.

Certain Definitions.  Terms used in this Receipt which are not otherwise defined shall have the respective meanings ascribed to them in the Deposit Agreement.

21.

Headings.  Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

22.

Governing Law.  The Deposit Agreement and this Receipt shall be interpreted with, and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, the laws of the State of New York.

23.

Available Information to the Commission.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, and accordingly, is required to file certain reports with the Commission.  Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission, located as of the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

24.

The CPO Trust.  Nacional Financiera, S.N.C. is CPO Trustee under the CPO Trust, which was created under the Foreign Investment Law in order to facilitate non-Mexican investment in the Company.  The CPO Trust operates through Indeval, the central depositary for participants trading on the Mexican Securities Exchange, which maintains ownership records of the CPOs in book entry form.  The principal executive office of the CPO Trustee is located as of the date of the Deposit Agreement at Insurgentes Sur 1971, Col. Guadalupe Inn, Delegacion Alvaro Obregon, 01020 Mexico, D.F., Mexico.  The terms of the CPO Trust, upon which the Shares may be deposited and CPOs issued, are briefly described as follows (which description is qualified by and subject to the terms of the CPO Trust, copies of which in Spanish and in an English translation are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer office for Receipts): (i) each CPO represents a financial interest in, and certain voting rights with respect to, one Series A Share, one Series D-A Share and one Series D-L Share, which three securities may not be traded separately and may be traded only in the form of CPOs until the tenth anniversary of the creation of the CPO Trust; (ii) holders of CPOs have the voting rights discussed in Section 4.07 of the Deposit Agreement; (iii) dividends on the Shares are credited to CPO holder's accounts by Indeval on the business day on which funds are received from the Company; (iv) CPO holders will be informed and have access to materials at the same time as direct holders of Shares; (v) any rights pertaining to the Shares are transferred to CPO holders through Indeval at the same time as direct holders of Shares receive any such rights; (vi) any securities resulting from dividends, splits or plans of reorganization are distributed to CPO holders through Indeval at the same time as direct holders of Shares receive such securities (but only in the form of CPOs, to the extent available); (vii) the CPO Trust may be terminated following instructions from the Technical Committee of the CPO Trust, after a resolution has been adopted at a meeting by holders of a majority of CPOs, and must be terminated after 10 years; (viii) Indeval participants may confirm their position on the CPO Trust's transfer books through Indeval but may not inspect same or obtain any list of holders of CPOs; and (ix) the CPO Trust does not limit the liability of the CPO Trustee.  Fees or charges payable to the CPO Trustee are not charged against CPO holders.

Upon termination of the first CPO Trust the Depositary agrees, at the request of the Company (and without charge to the Company or the Owners), to roll the Deposited Securities into a new CPO Trust that the Company expects to create at that time.  The terms of the successor CPO Trust are expected to be substantially similar to the terms of the first CPO Trust except that holders of CPOs will be permitted to withdraw the Shares underlying their CPOs, but only in combinations of two Series A Shares and one Series L Share (the "Withdrawal Combination" requirement).  Holders of CPOs who are Eligible Mexican Holders will be permitted to withdraw and hold all Shares underlying each of their CPOs, subject to the Withdrawal Combination requirement.  Non-Eligible Mexican Holders may only withdraw and hold the Series L Shares underlying their CPOs, and then only when the withdrawal of each Series L Share is accompanied by the simultaneous sale of two Series A Shares to an Eligible Mexican Holder.